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                                                                    Exhibit 3.22

                                     BY-LAWS

                                       OF

                            PRIMEX TECHNOLOGIES, INC.

                         ADOPTED AS OF JANUARY 27, 2001



                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office and Agent. The name of the corporation's registered agent and the office of its registered office in the Commonwealth of Virginia are as follows:

                             Beverly L. Crump, Esq.

         Section 2. Principal Office. The address of the principal office of the corporation is as follows:

                            10101 Ninth Street North
                          St. Petersburg, Florida 33716

         Section 3. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the Commonwealth of Virginia, as the board of directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Annual Meetings. The annual meeting of the stockholders shall be held at such time and place and on such date in each year, within or without the Commonwealth of Virginia, as may be determined by the board of directors and as shall be designated in the notice of the meeting.

         Section 2. Purposes of Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, notice of which shall be given in the notice of the meeting.




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         Section 3. Failure to Elect Directors at Annual Meeting. If the
election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

         Section 4. Special Meetings. Special meetings of the stockholders shall be held at such time and place and on such date in each year, within or without the Commonwealth of Virginia, as may be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Special meetings of the stockholders may be called by the board of directors, the Chairman of the Board of Directors (sometimes hereafter in these by-laws, the "Chairman"), or the President and shall be called by the Chairman, the President, or the Secretary at the request in writing of stockholders owning at least one-fifth of the issued and outstanding shares of capital stock of the corporation entitled to vote. Calls for such meetings shall specify the purposes thereof and no business other than that specified in the call shall be considered at any special meeting.

         Section 5. Notice of Meetings and Adjourned Meetings. Unless waived as provided below, and except as provided in Section 13.1-658 of the Virginia Stock Corporation Act, not less than ten nor more than sixty days before any stockholders' meeting, the Chairman, the President, the Secretary, or an Assistant Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be mailed to each stockholder at his address as it appears on the corporation's records. When a meeting is adjourned to another time or place, notice need not be given if the date, time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. If a new record date for the adjourned meeting is or shall be fixed under Section 13.1-660 of the Virginia Stock Corporation Act, notice of the adjourned meeting shall be given to persons who are stockholders as of the new record date. Except as otherwise expressly provided by statute, no publication of any notice of a stockholders' meeting shall be required. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or pursuant to these by-laws.

         Section 6. Quorum. Except as otherwise provided by law or the Articles of Incorporation, the presence, in person or by proxy, of the holders of record of a majority of the shares of the capital stock of the corporation then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these by-laws to be authorized as taken by the holders of a designated proportion of a particular class or series of shares may be authorized or taken by a lesser proportion and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such




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class, and, except as otherwise provided by law or the Articles of
Incorporation, the affirmative vote of a majority of shares of such class so present shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present, in person or by proxy and entitled to vote, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting as originally called may be transacted.

         Section 7. Organization. Meetings of the stockholders shall be presided over by the Chairman, or if he is not present, by the President, or, if neither the Chairman nor the President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders but, if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present thereat to act as secretary of the meeting.

         Section 8. Voting. Except as otherwise provided by law or the Articles of Incorporation, and subject to the provisions of Sections 4 and 5 of Article VI of these by-laws, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at the meeting shall have one vote, in person or by proxy, for each share of stock having voting rights held by the stockholder. Any stockholder entitled to vote may do so either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by the stockholder's attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after eleven months from its date unless the proxy provides for a longer period. Except as otherwise required by law, the Articles of Incorporation or these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders present, in person or by proxy, at the meeting and entitled to vote, a quorum being present.

         Section 9. Voting of Shares by Certain Holders.

         A. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of the other corporation may prescribe, or, in the absence of an appropriate provision, as the board of directors of the other corporation may determine.

         B. Shares held by an administrator, executor, guardian, conservator, committee or curator representing the stockholder may be voted by such person without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, but no trustee is entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

         C. Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver



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without transfer thereof into the receiver's name if the authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

         D. A stockholder whose shares are pledged shall be entitled to vote the pledged shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee is entitled to vote the shares so transferred.

         E. The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

         F. Shares held by two or more persons as joint tenants or tenants in common or tenants by the entirety may be voted by any of such persons. If more than one of such tenants votes such shares, the vote shall be divided among them in proportion to the number of such tenants voting.

         Section 10. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with addresses and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger, at least ten days before the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town, or village where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof for inspection by any stockholder who may be present.

         Section 11. Inspectors. In advance of every meeting of the stockholders, the corporation shall appoint one or more persons as inspectors for such meeting. If no inspector is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall (i) ascertain the number of shares outstanding and the voting powers of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.



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         Section 12. Informal Action by Stockholders. Action required or permitted by the Virginia Stock Corporation Act to be taken at a stockholders meeting may be taken without a meeting and without action by the board of directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the secretary of the corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the corporation. Action taken under this Section is effective as of the date specified therein provided the consent states the date of execution by each stockholder.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Power, Number, and Term of Directors. Except as otherwise provided by law or the Articles of Incorporation, the property, affairs, and business of the corporation shall be managed by its board of directors, consisting of three persons, or such other number as hereafter may be fixed from time to time by resolution of the board of directors or stockholders; provided any increase or decrease by more than thirty percent in the number of directors, immediately following the most recent election of directors by the stockholders, may be effected only by the stockholders. Subject to Section 3 of Article II above, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until the director's successor is elected and qualified or until the director's earlier resignation or removal. The directors shall have power, from time to time and at any time when the stockholders as such are not assembled in a meeting, to increase or decrease their own number by an amendment to these by-laws. If the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next meeting of the stockholders, the additional directors shall be elected by the stockholders. Directors need not be stockholders of the corporation.

         Section 2. Quorum. A majority of the members of the board of directors in office shall constitute a quorum for the transaction of business; provided, however, a majority of directors then in office shall constitute a quorum for filling a vacancy on the board. If at any meeting of the board of directors a quorum shall not be present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum shall have been obtained.

         Section 3. Vacancies. In case one or more vacancies shall occur in the board of directors by reason of death, resignation, or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may by a vote



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of the majority of the directors then in office elect a successor or successors for the unexpired term or terms.

         Section 4. Meetings. Meetings of the board of directors, annual, regular, and special, shall be held at such place within or without the Commonwealth of Virginia as may from time to time be fixed by resolution of the board of directors or as may be specified in the notice of meeting. Regular meetings of the board of directors shall be held at such times as may from time to time be fixed by resolution of the board of directors, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of the Chairman, the President, any Vice President, or the Secretary, or any two directors, by oral, telegraphic, or written notice duly served on or sent or mailed to each director not less than two days before the meeting. An annual meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

         Section 5. Attendance by Communications Equipment. Unless otherwise restricted by the Articles of Incorporation, members of the board of directors or of any committee designated by the board may participate in a meeting of the board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

         Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; or (ii) the director votes against, or abstains from, the action taken. The right to dissent shall not apply to a director who voted in favor of the action.

         Section 7. Committees. The board of directors may, in its discretion, by the affirmative vote of the greater number of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the articles of incorporation or bylaws to take action under Section 13.1-688 of the Virginia Stock Corporation Act, create and appoint the members of one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. Except as otherwise provided by law or these by-laws, any committee, to the extent provided by resolution of the board of directors,


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shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. No committee shall have or exercise the powers and authority of the board of directors with respect to filling vacancies among the directors or in any committee of the directors; amending the Articles of Incorporation without stockholder action; approving a plan of merger not requiring stockholder approval; recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; amending, adopting or repealing the by-laws; authorizing or approving a distribution except according to a general formula or method prescribed by the board of directors; approving or recommending to stockholders action that requires stockholder approval under the Virginia Stock Corporation Act; or authorizing or approving the issuance or sale or contract for sale of shares, or determining the relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.

         Section 8. Dividends and Reserves. Subject to the laws of the Commonwealth of Virginia and the Articles of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders. The division of the whole or any part of funds legally available shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The board of directors may set apart out of funds legally available for the payment of dividends a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish, and vary any reserve or reserves so set apart.

         Section 9. Removal of Directors. At any duly called and held special meeting of the stockholders, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote in an election of directors, be removed from office, either with or without cause; provided, however, that, if the stockholders of the corporation are entitled under the provisions of the Articles of Incorporation to exercise cumulative voting rights in the election of directors, then no removal shall be effective if the holders of that proportion of the shares of stock outstanding and entitled to vote for an election of directors as could elect to the full board as then provided by these by-laws the director or directors sought to be removed shall vote against removal. The successor or successors to any director or directors so removed may be elected by the stockholders at the meeting at which removal was effectuated. The remaining directors may, to the extent vacancies are not filled by election by the stockholders, fill any vacancy or vacancies created by the removal. The



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notice of such special meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director(s).

         Section 10. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or the committee.

                                   ARTICLE IV

                                WAIVER OF NOTICE

         Section 1. Stockholders. A stockholder may waive any notice required by law, the articles of incorporation, or bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the secretary of the corporation for inclusion in the minutes or filing with the corporate records. A stockholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         Section 2. Directors. A director may waive any notice required by law, the articles of incorporation, or bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided below, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Number. The board of directors shall elect a President and a Secretary and, from time to time, may elect a Chairman of the Board of Directors, a Treasurer, one or more Vice Presidents, and such Assistant Secretaries, Assistant Treasurers and other officers, agents, and employees as it may deem proper. Unless the Articles of Incorporation otherwise provides, any number of offices may be held by the same person.


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         Section 2. Term and Removal. The term of office of each officer shall be one year and until the officer's successor is elected, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the board of directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

         Section 3. Delegation. The officers of the corporation will from time to time receive written grants of authority from the corporation's parent to engage in certain transactions on behalf of the corporation (a "Delegation"). All actions taken by the officers of the corporation pursuant to a Delegation will at all times be subject to the limitations set forth therein. The officers of the corporation may subdelegate in writing the authority granted to them by a Delegation to the officers of the corporation's subsidiaries.

         Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if a Chairman of the Board of Directors has been elected and is serving, shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. The Chairman shall preside at all meetings of the stockholders and of the board of directors. The Chairman shall have the authority to sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which require the Chairman's signature, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the Chairman shall perform all duties incident to the office of Chairman of the Board of Directors and chief executive officer of the corporation and such other duties as may be prescribed by the board of directors from time to time.

         Section 5. The President. The President shall be the chief operating officer of the corporation and shall, subject to the direction and control of the board of directors, in general supervise and control all of the operations of the corporation. In the absence of the Chairman, the President shall preside at all meetings of the stockholders and of the board of directors. In the absence of the Chairman or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The President may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which require the President's signature, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the President shall perform all duties incident to the office of President and chief administrative officer of the corporation and such other duties as may be prescribed from time to time by the board of directors or the Chairman.


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         Section 6. Vice Presidents. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, including, without limitation, the duties of the Chairman if and as assumed by the President as a result of the absence of the Chairman or the Chairman's inability or refusal to act, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to the Vice President by the Chairman, the President, or the board of directors. The authority of Vice Presidents to sign in the name of the Corporation certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments shall be coordinate with like authority of the President.

         Section 7. Treasurer. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these by-laws. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman, the President, or the board of directors.

         Section 8. Secretary. The Secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign, with the Chairman, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, the President, or the board of directors.

         Section 9. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries as thereunto authorized by the board of directors may sign, with the Chairman, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers and Assistant Secretaries in



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general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President, the Chairman, or the board of directors.

                                   ARTICLE VI

                               STOCK CERTIFICATES

         Section 1. Form of Stock Certificates. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of fully-paid shares represented thereby and in such form, not inconsistent with the Articles of Incorporation, as the board of directors may from time to time prescribe.

         Section 2. Execution and Issuance of Certificates of Stock. Stock certificates shall be signed by the Chairman or a Vice-Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and be sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. If any stock certificate is signed by a transfer agent or a registrar, other than the corporation or its employees, the signatures of the Chairman, the President, a Vice President, the Secretary, or an Assistant Secretary upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon, a stock certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issuance.

         Section 3. Transfer of Certificates of Stock. Except as otherwise provided by the Articles of Incorporation or these by-laws, any certificate for shares of the corporation shall be transferable in person or by attorney upon the surrender thereof to the corporation or any transfer agent therefor properly endorsed for transfer and accompanied by such assurances as the corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary document.

         Section 4. Fixing the Date for Determination of Stockholders of Record. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. To determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix in advance a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. No record date shall precede the date upon which the resolution fixing such date is adopted by the board of directors. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of


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directors fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 5. Failure to Fix Record Date. If no record date is fixed in accordance with Section 4 of this Article VI:

         A. The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         B. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to the place where the proceedings of the corporation are recorded and the custodian of such proceedings. When prior action by the board of directors is required by law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         C. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 6. Lost, Stolen, or Destroyed Stock Certificates. No stock certificate representing shares of the corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon delivery to the corporation of such evidence as the board of directors may in its discretion require. The board of directors may also require a bond to be delivered to the corporation upon such terms and secured by such surety as the board shall deem fit.

         Section 7. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may require all stock certificates to bear the signature or signatures of any of them.

         Section 8. Examination of Books by Stockholders. The board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as otherwise, and only to the extent, provided by law.




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                                   ARTICLE VII

                        INTEREST OF DIRECTORS OR OFFICERS
                             IN CERTAIN TRANSACTIONS

         Section 1. Action or Criteria Required. No contract or transaction between the corporation and one or more of its directors or officers, and no contract or transaction between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the vote of an interested director is counted for such purposes, if:

         A. the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         B. the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         C. the contract or transaction is fair to the corporation at the time it is authorized, approved, or ratified, by the board of directors, a committee thereof, or the stockholders.

         Section 2. Effect of Quorum. Common or interested directors may be counted in determining the presence of a quorum at any meeting of the board of directors or of a committee thereof.

                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. Power to Indemnify. The corporation shall indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by law. The corporation shall have the power to indemnify any person who is or was an employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), to the fullest extent permitted by law. For purpose of this Article VIII, the term "officer" shall mean the Chairman of the Board, President, Treasurer, Secretary, any Vice President of the


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corporation, and such other officers as are determined to be entitled to indemnification by resolution of the board of directors.

         Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by a current or former director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by employees or agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 3. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

         Section 4. Other Rights. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                                   ARTTCLE IX

                                   FISCAL YEAR

         The fiscal year of the corporation shall be as determined by the board of directors of the corporation. In the absence of such determination, the fiscal year of the corporation shall be the calendar year.

                                    ARTICLE X

                                 CORPORATE SEAL

         The board of directors may provide a suitable seal, including duplicates thereof, containing the name of the Corporation.




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                                   ARTICLE XI

                                   AMENDMENTS

         These by-laws shall be subject to alteration, amendment, or repeal, and new by-laws, not inconsistent with any provision of law or the Articles of Incorporation, which may be made, either by the affirmative vote of a majority of the whole board of directors at any meeting thereof or, if the power to make, amend, alter or repeal the by-laws shall not have been granted to the board of directors by-law or in the Articles of Incorporation, by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting and entitled to vote thereat, a quorum being present. Notice of the proposal to make, alter, amend, or repeal the by-laws of the corporation shall be included in the notice of such meeting of the board of directors or of the stockholders, as the case may be.



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